                                                               EXHIBIT 4.7.4




                                  $145,000,000

                       13-3/4% Senior Subordinated Notes

                                    due 2001


                             ______________________

                         FOURTH SUPPLEMENTAL INDENTURE

                           Dated as of ________, 1995

                                       to

                                   INDENTURE

                           Dated as of June 15, 1991
                             ______________________

                         FOOD 4 LESS SUPERMARKETS, INC.

                                      and

                             SUBSIDIARY GUARANTORS

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                    Trustee

                 This FOURTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below) (the "Fourth Supplemental Indenture") is dated as of _________, 1995, and is made by and among Food 4 Less Supermarkets, Inc., a Delaware corporation (the "Company"), Subsidiary Guarantors (as defined in the Indenture), and United States Trust Company of New York (the "Trustee").

                                    RECITALS

                 A. Pursuant to an Indenture dated June 15, 1991 (the "Indenture") between the Company, the Subsidiary Guarantors and the Trustee, the Company issued $145,000,000 principal amount of its 13-3/4% Senior Subordinated Notes due 2001.

                 B. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                 C. The Company has entered into a definitive Agreement and Plan of Merger whereby the Company will be merged with and into Ralphs Supermarkets, Inc. ("RSI"), and immediately thereafter Ralphs Grocery Company ("RGC"), which is a wholly-owned subsidiary of RSI, will merge with and into RSI and RSI will change its name to Ralphs Grocery Company (together, the "Merger").

                 D. In order to permit the Merger under the Indenture, the Company must amend or supplement Section 6.01 thereof which limits the ability of the Company to consolidate or merge with any other person unless certain conditions are satisfied. The primary purpose of this Fourth Supplemental Indenture is to permit the Merger and to eliminate substantially all of the restrictive covenants in the Indenture.

                 E. Section 10.02 of the Indenture provides that the Company and each Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, together with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement the Indenture, including Section 6.01 thereof, or the Securities.

                 F. The Company and each of the Subsidiary Guarantors having been duly authorized by a Board Resolution, and the Trustee having received an Opinion of Counsel that the execution of this Fourth Supplemental Indenture is authorized and permitted by the Indenture and having received an Officer's Certificate of the Company certifying that Holders of a majority in aggregate principal amount of the outstanding Securities have consented (and not theretofore revoked) to the amendments and supplements set forth below, execute and deliver this Fourth Supplemental Indenture pursuant to Article 10 of the Indenture.

                 G. All the conditions and requirements necessary to make this Fourth Supplemental Indenture, when duly executed and delivered, a valid, binding agreement, enforceable in accordance with its terms, have been performed and fulfilled.

                 NOW, THEREFORE, it is agreed as follows:

                 1. Pursuant to Section 10.02 of the Indenture and having received the requisite consents required thereby, the Indenture is amended as follows:

                          a.      The covenant entitled "Limitation on
Restricted Payments", set forth in Section 5.03 of the Indenture, is hereby deleted in its entirety.

                          b.      The covenant entitled "Maintenance of Net
Worth", set forth in Section 5.04 of the Indenture, is hereby deleted in its entirety.

                          c.      The covenant entitled "Limitation on
Transactions with Affiliates", set forth in Section 5.12 of the Indenture, is hereby deleted in its entirety.

                          d.      The covenant entitled "Limitation on
Incurrences of Additional Indebtedness", set forth in Section 5.13 of the Indenture, is hereby deleted in its entirety.

                          e.      The covenant entitled "Limitation on Payment
Restrictions Affecting Subsidiaries", set forth in Section 5.14 of the Indenture, is hereby deleted in its entirety.

                          f.      The covenant entitled "Limitation on Liens",
set forth in Section 5.15 of the Indenture, is hereby deleted in its entirety.

                          g.      The covenant entitled "Limitation on Change
of Control", set forth in Section 5.16 of the Indenture, is hereby deleted in its entirety.

                          h.      The covenant entitled "Limitation on
Disposition of Assets", set forth in Section 5.17 of the Indenture, is hereby deleted in its entirety.

                          i.      The covenant entitled "Guarantees of Certain
Indebtedness", set forth in Section 5.18 of the Indenture, is hereby deleted in its entirety.

                          j.      Section 6.01(a)(2) of the Indenture under the
covenant entitled "When Company May Merge, Etc." is hereby deleted in its entirety.

                          k.      The following definition is hereby added to
Section 1.01 of the Indenture:

                 "The New Credit Facility" means the senior bank facility pursuant to which Bankers Trust Company has agreed, subject to certain conditions, to provide up to $1,075 million of financing under the Loan Agreement dated __________, 1995.

                          l.      The following sentence is hereby added to the
definition of "Loan Documents", set forth in Section 1.01 of the Indenture:

                 "The New Credit Facility shall be deemed to constitute a refinancing of the Loan Documents."

                 2. This Fourth Supplemental Indenture shall be effective as of the date hereof upon consummation of the Merger.

                 3. This instrument may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute the instrument by signing such counterpart.

                 IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                                  FOOD 4 LESS SUPERMARKETS, INC.
[Seal]
Attest:


________________________          ______________________________
                                  By:
                                  Its:

                                  SUBSIDIARY GUARANTORS

                                  CALA CO.
                                  CALA FOODS, INC.
                                  BELL MARKETS, INC.
                                  FOOD 4 LESS OF SOUTHERN
                                    CALIFORNIA, INC.
                                  ALPHA BETA COMPANY
                                  FOOD 4 LESS OF CALIFORNIA, INC.
                                  FALLEY'S, INC.
                                  FOOD 4 LESS MERCHANDISING, INC.
                                  FOOD 4 LESS GM, INC.
                                  BAY AREA WAREHOUSE STORES, INC.
[Seal]
Attest:


________________________          ______________________________
                                  By:
                                  Its:

                                  UNITED STATES TRUST COMPANY
                                       OF NEW YORK
[Seal]
Attest:


________________________          ______________________________
                                  By:
                                  Its: